December 10, 2004

Mr. Richard Gardner
President
CLK Energy, Inc.
1615 Poydras St.
5th. Floor
New Orleans, LA 70112

Re:  Bayou Choctaw Field - West Baton Rouge and Iberville Parishes, Louisiana

Dear Rick:

This letter is to confirm our conversation that VTEX Energy, Inc has elected not to exercise its option under the agreement by and between CLK Energy, Inc., a Delaware corporation ("CLK"), and VTEX Energy, Inc., a Nevada corporation ("VTEX"), with respect to those certain working interests (an undivided 67% interest in certain leases with an undivided 33% interest in certain leases insofar as they cover a certain tract of land) in the Bayou Choctaw Field, located in the Parishes of Iberville and West Baton Rouge, Louisiana, acquired by CLK pursuant to that certain Purchase and Sale Agreement ("PSA") dated effective as of 11:59 p.m. (CDT) on June 30, 2004 (the "Effective Time") by and between CLK, as Buyer, and Icon Oil U.S., LLC ("Icon"), Bligh Petroleum, Inc. and Bligh PNG Limited ("Bligh PNG") The entirety of the interests acquired by CLK pursuant to the PSA are hereinafter referred to as "Bayou Choctaw".

I wish you all the best in your development of this fine project and look forward to working with you under our existing alliance agreement.

Very truly yours,

VTEX Energy, Inc.

/S/ Stephen Noser

By:  Stephen Noser
Its:  President